FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and entered into as of October 1, 1998 by and between BUFFETS, INC., a Minnesota corporation (the "Borrower"), the Banks as defined in the Credit Agreement (as hereinafter defined) and U.S. BANK NATIONAL
ASSOCIATION, a national banking association f/k/a First Bank National Association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

     1. The Borrower, the Banks and the Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 1996, as amended by that certain First Amendment thereto dated as of September 20, 1996, that certain Second Amendment thereto dated as of May 28, 1997 and that certain Third Amendment thereto dated as of September 12, 1997 (as so amended and as the same may be amended, supplemented, restated, or otherwise modified, the "Credit Agreement").

     2. The Borrower has requested that the Banks amend certain provisions contained in the Credit Agreement, and the Banks have agreed to do so, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

     Section 3. Amendments. The Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Unused Commitment" and by adding the following definitions in the appropriate alphabetical order:

                    (i) "Aggregate Available Amount": As of any date, the sum of the Available Amounts of all the Banks.


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                    (ii) "Aggregate Base Commitment Amount": As of any date, the sum of the Base Commitment Amounts of all the Banks.

                    (iii) "Aggregate Activated Amount": As of any date, the sum of the Activated Amounts of all of the Banks.

                    (iv) "Aggregate Reserve Commitment Amount": As of any date, the sum of the Reserve Commitment Amounts of all of the Banks.

                    (v) "Available Amount": With respect to a Bank, the sum of such Bank's Base Commitment Amount and such Bank's Activated Amount.

                    (vi) "Base Commitment Amount" With respect to a Bank, the amount set forth opposite such Bank's name as its "Base Commitment Amount" in Schedule 1.1(a), as the same may be reduced from time to time pursuant to Section 2.14.

                    (vii) "Activated Amount": With respect to a Bank, such Bank's Pro Rata Share of the Aggregate Reserve Commitment Amount activated by the Borrower pursuant to Section 2.28.

                    (viii)"Reserve Commitment Amount": With respect to a Bank, the amount set forth opposite such Bank's name as its "Reserve Commitment Amount" in Schedule 1.1(a), as the same may be reduced from time to time pursuant to Section 2.14.

                    (viv) "Unused Base Commitment Amount": At any time of determination, if positive, the Aggregate Base Commitment Amount less the Total Outstandings.

                    (x) "Unused Available Amount": At any time of determination, the Aggregate Available Amount less the greater of the Aggregate Base Commitment Amount or the Total Outstandings.

                    (xi) "Unused Reserve Commitment Amount": At any time of determination, the Aggregate Reserve Commitment Amount not activated by the Borrower pursuant to Section 2.28.

          (b) Section 1.1 of the Credit Agreement is further amended by amending the definition of "Commitment Amount" in its entirety to read as follows:


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              "Commitment Amount": With respect to a Bank, initially the amount set  opposite  such  Bank's name as its "Total  Commitment  Amount" in
         Schedule 1.1(a), as the same may be reduced from time to time pursuant to Section 2.14.

          (c) Section 2.1(a) of the Credit Agreement is hereby amended by deleting the words "Aggregate Commitment Amounts" in the second sentence thereof and inserting the words "Aggregate Available Amount" therefor.

          (d) Section 2.8(a) of the Credit Agreement is hereby amended by deleting the words "Aggregate Commitment Amounts" therein and inserting the words "Aggregate Available Amount" therefor.

          (e) Section 2.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

                    Section 2.14 Optional Reduction Of Commitment Amounts or Termination of Commitments. The Borrower may, at any time during the Revolving Period, upon not less than three Business Days prior written notice to the Agent, reduce the Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $1,000,000, or, if more, in an integral multiple of $1,000,000; provided, however, that the Borrower may not at any time reduce the Aggregate Commitment Amounts below the Total Outstandings. Each such reduction in the Aggregate Commitment Amounts shall be applied first, to the Aggregate Reserve Commitment Amount, and second, to the Aggregate Base Commitment Amount. The Borrower may, at any time when there are no Letters of Credit outstanding, upon not less than three Business Days prior written notice to the Agent, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to
               Section 2.25 and all other unpaid obligations of the Borrower to the Agent and the Banks hereunder.

          (f) Section 2.16 of the Credit Agreement is hereby amended in its entirety to read as follows:

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               Section 2.16 Commitment Fee. The Borrower shall pay to the Agent, for the account of the Banks, for the period from October 1, 1998 until the Termination Date, fees (the "Commitment Fees") in an amount determined by applying a rate of (a) .1875% per annum to the sum of the average daily Unused Base Commitment Amount and the daily average Aggregate Activated Amount, and (b) .05% per annum to the average daily Unused Reserve Commitment Amount. Such Commitment Fees are payable in arrears on each Quarterly Payment Date and on the Termination Date.

          (g) A new Section 2.28 is hereby added to the Credit Agreement to read as follows:

               Section 2.28 Activation of Reserve Commitments. Not less than five days prior to the beginning of any month, the Company may by written notice to the Agent activate the Aggregate Reserve Commitment Amount. Until such time that the Company makes the activation, the Activated Amount of each Bank shall be zero. The Agent shall notify each Bank in writing, within one Business Day after its receipt of a notice of activation. Once the Aggregate Reserve Commitment Amount has been activated pursuant to this Section, it shall remain activated until the Termination Date.

               On the effective date of the activation of the Aggregate Reserve Commitment Amount, the Company shall pay to the Agent, for the account of the Banks (based on their respective Pro Rata Shares, determined pursuant to clause (a) of the definition thereof), a fee in an amount equal to $10,000.

          (h) Schedule 1.1(a) to the Credit Agreement is hereby amended to read as set forth on Schedule 1.1(a) hereto.

          Section 4. Effectiveness of Amendments. This Amendment shall be effective, upon delivery to the Agent, with sufficient counterparts for the Banks, this Amendment, executed by the Borrower and the Majority Banks.

          Section 5. Representations; No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment
     (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of

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     such earlier date,  and (b) there will exist no Default or Event of Default on such date which has not been waived by the Banks. The Borrower represents and warrants that the Borrower has the power and legal right and
     authority  to  enter  into  the  Amendment  and  has  duly   authorized  as
     appropriate the execution and delivery of the Amendment, and the Amendment does not contravene or constitute a default under any agreement, instrument or indenture to which the Borrower or any of its Subsidiaries is a party or a signatory or a provision of the Borrower's or any such Subsidiary's certificate of incorporation, bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or the performance of obligations of the Borrower herein described. The Borrower represents and warrants that the Amendment is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms. The Borrower warrants that no events have taken place and no circumstance exists at the date hereof which would give the Borrower or any of its Subsidiaries a basis to assert a defense, offset or counterclaim to any claim of the Agent or any Bank as to any obligations of the Borrower or any of its Subsidiaries to the Agent or any Bank.

          Section 6. Affirmation, Further References. The Banks, the Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

          Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

          Section 8. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the

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     negotiation  or  preparation  of this  Amendment  and all  other  documents negotiated and prepared in connection with this Amendment, and the Borrower agrees to reimburse the Agent upon demand for all other reasonable expenses, including attorneys' fees incurred as a result of or in connection with the enforcement of the Credit Agreement as amended hereby, and including, without limitation, all expenses of collection of any loans made or to be made under the Credit Agreement as amended hereby.

          Section 9. Severability. Each provision of this Amendment and any other statement, instrument or transactions contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any such jurisdiction.

          Section 10. Successors. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Borrower, the Banks and the Agent.

          Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

          Section 12. Counterparts. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

          Section 13. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                        BUFFETS, INC.


                                        By __________________________
                                           Its ______________________

                                        Address for Borrower:
                                        10260 Viking Drive
                                        Suite 100
                                        Eden Prairie, Minnesota 55344
                                        Attention: Clark C. Grant


                                        U.S. BANK NATIONAL ASSOCIATION
                                        In its individual corporate
                                           capacity and as Agent


                                        By __________________________
                                           Its ______________________

                                        Address:
                                        U.S. Bank Place
                                        601 Second Avenue South
                                        Minneapolis, MN 55402-4302
                                        Attention: Megan Mourning MPFP0601


                      [SIGNATURE PAGE TO FOURTH AMENDMENT]

                                 SCHEDULE 1.1(a)
                               TO FOURTH AMENDMENT
                              TO SECOND AMENDED AND
                            RESTATED CREDIT AGREEMENT

                                 SCHEDULE 1.1(a)
                               TO CREDIT AGREEMENT




                          Base           Reserve         Total
                       Commitment      Commitment      Commitment
Bank                     Amount          Amount          Amount
----                   ----------      ----------      ----------
U.S. Bank             $20,000,000      $30,000,000     $50,000,000
National
Association